Evolus Announces the Appointment of Tatjana Mitchell as Chief Financial Officer

NEWPORT BEACH, Calif., September 8, 2025 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced the appointment of Tatjana Mitchell as its Chief Financial Officer, effective September 8, 2025.

Ms. Mitchell has over 20 years of strategic and operational finance leadership across both public and private companies in retail, consumer, data, and technology-driven businesses. She brings a proven track record of driving revenue growth, scaling organizations, and leading transformation efforts through disciplined financial management and strategic execution.

Most recently, Ms. Mitchell served as Senior Vice President of Corporate Finance at Experian, where she managed financial planning and capital allocation across six business units representing more than $5 billion in revenue. During her tenure, she also served as CFO of both Experian Consumer Services and Experian Marketing Services. In these leadership roles, she drove multiple years of double-digit organic revenue growth, executed and integrated several acquisitions, expanded the customer base, and delivered consistent EBITDA margin progression.

“Tatjana’s exceptional leadership and operational experience in high-growth consumer businesses, combined with her deep expertise in finance and strategy, make her an ideal addition to our executive team,” said David Moatazedi, President and Chief Executive Officer of Evolus. “As Evolus continues to expand its portfolio and global footprint, her experience in scaling brands and driving operational excellence will be instrumental to our continued success.”

“I’m excited to join Evolus at such an important stage in its growth trajectory and shift to meaningful profitability,” said Ms. Mitchell. “The company’s highly differentiated approach to the aesthetic market and its commitment to the customer experience align perfectly with my track record of building innovative, high-performing consumer businesses. I look forward to partnering with the team to deliver on our strategic and financial objectives as Evolus strengthens its leadership in performance beauty.”

Earlier in her career, Ms. Mitchell was CFO at Zulily, an e-commerce retailer, and held finance leadership positions at Forever 21, Macy’s, Gap Inc., and Marriott International. She earned her MBA from The Wharton School at the University of Pennsylvania and a Bachelor of Science in Business Administration from Towson University.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on  LinkedIn, X, Instagram or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches, consumer and customer acceptance of such products, and the timing of regulatory submissions and approvals.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the Evolysse™ dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the Securities and Exchange Commission on August 5, 2025. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel:  248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com